UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario		K7A 0A8
(Address of principal executive offices)		(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2020, the Board of Directors of Canopy Growth Corporation (the “Company”) adopted amendments to the Company’s By-laws (as amended, the “By-laws”) to ensure compliance with the requirements of the Nasdaq Stock Market and make other ministerial, clarifying or conforming changes, as follows:

•	Title & Section 1 (Interpretation). Ministerial, clarifying or conforming amendments were made to the By-laws title and Section 1.1(7);

•

Section 8 (Securities). Several provisions of Section 8 were amended to provide that securities of the Company may be uncertificated so that they are eligible for participation in the Direct Registration System; and

•

Section 9 (Meetings of Shareholders). Section 9.11 (Quorum) was amended to increase the quorum requirement for meetings of shareholders from two shareholders present in person or represented by proxy to the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of 33 1/3% of the outstanding shares entitled to vote.

The foregoing general description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws set forth in Exhibit 3.2 to this Form 8-K and incorporated in this Item 5.03 reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	By-laws of Canopy Growth Corporation, effective as of November 5, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANOPY GROWTH CORPORATION

Date: November 6, 2020	By:	/s/ Phil Shaer
Phil Shaer
Chief Legal Officer